LEASE AGREEMENT
(Multi-Tenant Office)

LEASE AGREEMENT

Multi-Tenant Office

INDEX

Section	Description

1.	Summary of Terms and Certain Definitions.
2.	Premises
3.	Acceptance of Premises
4.	Use; Compliance.
5.	Term
6.	Minimum Annual Rent
7.	Operation of Property; Payment of Expense
8.	Signs
9.	Alterations and Fixtures
10.	Mechanics’ Liens
11.	Landlord’s Right to Relocate Tenant; Right of Entry
12.	Damage by Fire or Other Casualty.
13.	Condemnation.
14.	Non-Abatement of Rent
15.	Indemnification of Landlord
16.	Waiver of Claims
17.	Quiet Enjoyment
18.	Assignment and Subletting.
19.	Subordination: Mortgagee’s Rights.
20.	Recording; Tenant’s Defaults
21.	Surrender; Abandoned Property
22.	Curing Tenant’s Defaults
23.	Defaults - Remedies.
24.	Representation of Tenant
25.	Liability of Landlord
26.	Interpretation; Definitions.
27.	Notices
28.	Security Deposit

THIS LEASE AGREEMENT is made by and between Charlotte D. Harrell, LLC, a South Carolina limited liability company (“LANDLORD”) with its physical address at 2000 Sam Rittenberg Blvd, Suite 124, Charleston, SC 29407, and all correspondence in regard to tills Agreement being sent to C/O Caldwell Commercial, LLC, P.O. Box 1504, Ml. Pleasant, SC 29465 and Marketing Analysts, LLC d/b/a MAi Research, LLC, a South Carolina limited liability company (“TENANT”) with its address at 238 Albemarle Road, Charleston, SC 29407, and is dated as of the date on which this Lease has been fully executed by landlord and Tenant.

1       Summary of Terms and Certain Definitions,

(a)	“BUILDING”: (Section 2)	Approximate rentable square feel: 29,249 Suite: 3007

(b)	“PREMISES”: (§2)	Approximate rentable square feet: 1,965 Address: 2000 Sam Rittenberg Blvd., Suite 3007, Charleston, SC 29407

(c)	“TERM”: (§5)	Sixty One (61) months plus any partial month from the Commencement Date until the first day of the first full calendar month during the Term

(i)       “COMMENCEMENT DATE”: September 28, 2015, or upon issuance of a Certificate of Occupancy for the space. In no event shall the Commencement Date he later than the date on which the Tenant occupies the space.

(ii)       “RENT COMMENCEMENT DATE”: November 1, 2015 or as of the thirtieth (30th) day following the Commencement Date.

(iii)       “EXPIRATION DATE”: October 31, 2020, or on the last day of the sixtieth (60th) full month of the initial Term of this Lease.

(d)        Minimum Rent (§6) & Operating Expenses (§7)

(i)       “MINIMUM ANNUAL RENT”: $35,124.43 (Thirty Five Thousand One Hundred Twenty Four and 43/100 Dollars), payable in monthly installments of $3,193.13 (Three Thousand One Hundred Ninety Three and 13/100 Dollars), increased as follows:

SF	Year	Rate/SF	Annual Rent	Monthly Rent
1,965	1 (11 mos.)	$19.50	$35,124.43	$3,193.13
	2	$20.09	$39,476.85	$3,289.74
	3	$20.69	$40,655.85	$3,387.99
	4	$21.31	$41,874.15	$3,489.5125
	5	$21.95	$43,131.75	$3,594.31
	6 (1 mo.)	$22.61	$3,702.39	$3,702.39

(ii) Estimated “ANNUAL OPERATING EXPENSES”: The Minimum Annual Rent and monthly installments set forth above include Seven and 01/100 Dollars ($7.01) per rentable square foot, subject to adjustment (§7(a)), for Tenant’s Operating Expense contribution.

(e)	“PROPORTIONATE SHARE” (§7(a)): 6.7% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building)

(f)	“USE” (§4) General office purposes (excluding any “place of public accommodation”)

(g)	“SECURITY DEPOSIT” (§28): $3,193.13 (Three Thousand One Hundred Ninety Three and 13/100 Dollars)

(h)	CONTENTS: This Lease consists of the Index, Sections 1- 28 and the following, all of which are attached hereto and made a part of this Lease;

Exhibits;	“A” - Plan Showing Premises	“C” - Building Rules
	“AT” - Improved Premises Floor Plan	“D” - Cleaning Schedule
	“A-2” - Landlord Work/Tl Specs	“E” - Estoppel Certificate Form
“B” - Commencement Certificate Form

2.       Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown as attached Exhibit “A” within the Building (the Building and the lot on which it is located, the “PROPERTY”), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the “COMMON AREAS”). Notwithstanding the foregoing, the Landlord shall complete the work described on Exhibit “A-2” necessary to improve the Premises (collectively, the “LANDLORD’S WORK”), as such improvements are depicted on Exhibit “A-1”. In addition the Landlord Work, Landlord shall cause additional air conditioning returns to be installed in the new offices being constructed and to relocate certain electrical outlets in accordance with Tenant’s reasonable requests. Landlord agrees at its cost and expense to complete the Landlord’s Work and to deliver possession of the Premises to Tenant in a substantially completed condition and in compliance with all applicable laws and regulations. Landlord anticipates that it will substantially complete the Landlord’s Work on or before September 28,2015, If Landlord fails to complete the Landlord’s Work by November 1,2015, as the same may be extended for delays caused by Force Majeure or Tenant, then the commencement of payment of Minimum Annual Rent shall be delayed by one (1) day for each day that delivery of possession of the Premises is delayed beyond November 1, 2015, If Landlord fails to complete the Landlord’s Work by December 1, 2015, as the same may be extended for delays caused by Force Majeure or Tenant, Tenant shall have the option of canceling and terminating this Lease by giving notice in writing to Landlord at any time prior to die date on which Landlord delivers of possession of the Premises to Tenant, In the event this Lease is so terminated, Tenant shall not be liable to Landlord on account of any covenant or obligation herein contained, and any security deposit shall be refunded to Tenant. For the purposes of this Lease, “Force Majeure” shall mean strikes, lock-outs, riots or other labor troubles, unavailability of materials, a national emergency, any rule, order or regulation of governmental authorities, tornados, floods, hurricanes or other natural disaster, or Acts of God, or other similar causes not within the Landlord’s control

3.       Acceptance of Premises. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord, Tenant and its agents shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord’s prior written consent.

4.       Use; Compliance.

(a)	Permitted Use. Tenant shall occupy and use the Premises for and only for die Use specified in Section I (f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant’s normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a “place of public accommodation” under the Americans with Disabilities Act (the “ADA”) as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord’s exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use.

(b)	Compliance. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements to the Premises, but only the Premises) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect or Tenant’s use, occupancy or alteration of, or Tenant’s installations in or upon, the Property including the Premises, (as the same may be amended, the “LAWS AND REQUIREMENTS” and the building rules attached as Exhibit “C”, as amended by Landlord from time to time, (the “BUILDING RULES”), Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance is caused by the negligence or willful misconduct of the agents, contractors, licensees or invitees (“AGENTS”) of Tenant With respect to Tenant’s obligations as to the Property, other than the Premises, at Landlord’s option and at Tenant’s expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements necessitated by the negligence or willful misconduct of the Tenant’s Agents, and Tenant shall pay to Landlord all costs thereof as additional rent.

(c)	Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers’ instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the “RESTRICTED ACTIVITIES”). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

(d)	Notice. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5.       Term. The term of this Lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the Term (the “EXPIRATION DATE”), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord’s request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit “B”.

6.       Minimum Annual Rent. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord’s address designated at the beginning of this Lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this Lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date. As used in tills Lease, the term “lease year” means the period from the Commencement Date through the succeeding 12 full calendar mouths (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.	Operation of Property: Payment of Expense.

(a)	Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff, providing that the monthly installment for the first full month shall be paid at the signing of this Lease. Landlord shall apply such payments to the annual operating costs to Landlord of operating and maintaining the Property during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other- utility services, janitorial service, trash removal, security services, landscaping and grounds maintenance, and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life often years) of the costs (including financing charges) of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally. The amount of the Annual Operating Expenses set forth in Section l(d)(ii), which are included in the Minimum Annual Rent and monthly installments set forth in Section 1(d)(i), represents Landlord’s estimate of Tenant’s share of the estimated operating costs during the first calendar year of die Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating costs increase, Tenant’s obligation to pay any reconciliation charges with respect to the Annual Operating Expenses pursuant to Section 7(a)(ii) shall survive the expiration or termination of this Lease.

(i)       Computation of Tenant’s Share of Annual Operating Costs. After the end of each calendar year of the Term, Landlord shall compute Tenant’s share of the annual operating costs described above incurred during such calendar year by (A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay: (B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (C) multiplying the adjusted annual operating costs by Tenant’s Proportionate Share.

(ii)       Reconciliation. By April 30th of each year (and as soon as practical after the expiration termination of this Lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such annual operating costs for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 60 days of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant’s obligation to pay such additional rent shall not be contingent on any such right.

(b)	Impositions. As used in this Lease the term “impositions” refers to ail levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant, to any recorded covenants or agreements, upon or with respect to the Property or any part thereof, or any improvements thereto.

(i)       Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord,

(ii)       If it shall not be lawful for Tenant to reimburse Landlord For any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

(c)	Insurance.

(i) Property. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant’s personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

(ii)        Liability. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $2,000,000 (which aggregate limit shall apply separately to each of Tenant’s locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord’s agent as insured parties with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord (except for the nonpayment of any premium, which shall only require 10 days prior written notice) and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurances and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

(iii)       Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers’ right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall stale expressly that such polices shall not be invalidated if, before a casualty, the insured waives the right of recovery against, any party responsible for a casualty covered by the policy.

(iv)       Increase of Premiums. Tenant agrees not to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

(d)	Repairs and Maintenance: Common Areas; Building Management.

(i)        Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

(ii)       Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property, provided that Landlord shall have no responsibility to make any repair until Landlord received written notice of the need, for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time.

(iii)       Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant’s use, occupancy or alteration of, or Tenant’s installation in or upon the Properly, or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant’s use, occupancy or alteration of, or any other tenant’s installation in or upon, the Property or by any act or omission of any other tenant or any other tenant’s Agents.

(e)       Utilities.

(i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m and 6:00 p.m., Monday through Friday (legal holidays excepted). If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to business hours referred to above, Tenant will obtain Landlord’s prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this Lease.

(ii)        If at any time utility services supplied to the Premises are separately metered, the cost of installing Tenant’s meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed.

(f)	Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached as Exhibit “D”.

(g)	“Rent” The term “RENT” as used in this Lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this Lease, all of which shall be deemed rent for purposes of Landlord’s rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this Lease, and interest shall accrue on all sums due but unpaid.

8.       Signs. Landlord, at Landlord’s expense, will place Tenant’s name and suite number on the Building’s tenant directory in lobby and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this Lease and shall repair any damage caused by such installation, existence or removal.

9.	Alterations and Fixtures.

(a)	Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination for this Lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord’s written consent, elects not to remove such installation(s) at die expiration or termination of this Lease, all such installations shall remain on die Property and become the property of Landlord without payment by Landlord.

(b)	Except for non-structural changes which do not exceed $5,000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord’s prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord’s agent as additional insureds, at least 10 days prior to commencement thereof, (ii) such alterations shall not impair the structural strength of the building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10, and (iv) the occupants of the Building and of any adjoining property shall not be materially disturbed thereby, All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant’s request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this Lease.

10.       Mechanics’ Liens. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic’s lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout this Lease the term “mechanic’s lien” is used to include any lien, encumbrance or charge levied or imposed upon all of any portion of, interest in or income from the Property on account of any mechanic’s, laborer’s, materialman’s or construction lien or any mechanic’s notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic’s lien.

11.	Landlord’s Right to Relocate Tenant: Right of Entry.

(a)	Landlord may cause Tenant to relocate from the Premises to a comparable space (“RELOCATION SPACE”) within the Building by giving written notice to Tenant at least 60 days in advance, provided that Landlord shall pay for all reasonable costs of such relocation and any commercially reasonable upfit costs reasonably necessary to make the Relocation Space suitable for Tenant’s business operations therein. Such a relocation shall not terminate, modify or otherwise affect this Lease except that “Premises” shall refer to the Relocation Space rather than the old location identified in Section 1(a).

(b)	Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.	Damage by Fire or Other Casualty.

(a)	If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this Lease effective as of the date of casualty by giving written notice to foe other within 10 days after Landlord’s notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

(b)	Landlord shall maintain a 12-month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable.

13.	Condemnation.

(a)	Termination. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi- public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant’s business or (iii) any of the Property is so taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this Lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

(b)	Partial Taking. If there is a condemnation and this Lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonable possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

(c)	Award. In the event of condemnation affecting Tenant, Tenant shall have their right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

(d)	Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant’s obligations hsreunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord’s costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14.       Non-Abatement of Rent Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this Lease shall not terminate, and Tenant shall not be entitled to surrender the Premises,

15.       Indemnification of Landlord. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonable acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant, and approved by Landlord and its Agents. Tenant’s obligations pursuant to this Section 15 shall survive the expiration or termination of this Lease.

16.       Waiyer of Claims. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall also be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17.       Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreement and condition of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservation and conditions of this Lease.

18.	Assignment and Subletting.

(a)	Limitation. Tenant shall not transfer this Lease, voluntarily or by operation of law, without the prior written consent of Landlord, which shall not be withheld unreasonably. However, Landlord’s consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this Lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification, of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section 23, A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. “Transfer’’ shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this Lease or Tenant’s interest therein or in all or a portion of the Premises.

(b)	Offer to Landlord. Tenant acknowledges that the terms of this Lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant’s request to transfer all or a portion of the Premises (except for the transfer to an affiliate of Tenant, as permitted pursuant to Section 18(a)), at the option of the Landlord, Tenant and Landlord shall execute an amendment to this Lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant’s proposed transferee.

(c)	Conditions. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord’s consent:

(i)       As of the date of any transfer, Tenant shall not be in default under this Lease nor shall any act or omission, have occurred which would constitute a default with die giving of notice and or the passage of time.

(ii)       No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to he a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.

(iii)        Each transfer shall be a written instrument in form and substance reasonably satisfactory to Landlord which shall (A) include an assumption of liability by an transferee of all Tenant’s obligation and the transferee’s ratification of and agreement to be bound by all the provisions of this Lease, (B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

(iv)

19.	Subordination: Mortgagee’s Rights.

(a)	This Lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises, Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this Lease and any further instrument of attornment that may be desired by any such mortgagee or Landlord; provided that any such instrument contains a provision stating that the mortgagee will not disturb Tenant’s possession of the Premises except in the event of a default by Tenant. However, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by giving written notice to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee’s right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this Lease.

(b)	It is understood and agreed that any mortgagee shall not be liable to Tenant for any Funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

(c)	Notwithstanding the provisions of Sections 12 and 13 above, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord’s first mortgagee.

20.            Recording; Tenant’s Certificate. Tenant shall not record this Lease or a memorandum thereof without Landlord’s prior written consent. Within 10 days after Landlord’s written request from time to time:

(a)	Tenant, shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this Lease, that this Lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit “E” or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchase. Tenant understands that its failure to execute such document may cause Landlord serious financial damage by causing the failure of a financing or sale transaction,

(b)	Tenant shall furnish to Landlord, Landlord’s mortgagee, prospective mortgagee or purchaser reasonably requested financial information,

21	Surrender: Abandoned Property

(a)	Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this Lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

(b)	Upon or prior to the expiration or termination of this Lease, Tenant shall remove any personal property from the Property, Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any party thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this Lease.

(c)	If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this Lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and condition set forth in this Lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be 150% of the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22.       Curing Tenant’s Defaults. If Tenant shall be In default in the performance of any its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant, Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.	Defaults – Remedies.

(a)	Defaults. It shall be an event of default:

(i)	If Tenant does not pay in full when due any and all Rent;

(ii)	If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease;

(iii)        If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant’s goods or property other than in the ordinary course of business; or

(iv)        If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal of state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days,

(b)	Remedies. Then, and in any such event, Landlord shall have the following rights:

(i)       To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this Lease which is not paid within 5 days after the due date.

(ii)        To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persona and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefore, and Landlord may, at Landlord’s option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii)        To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to immediately due and payable

(iv)        To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, or covenant broken.

(c)	Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

(i)        No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in Section 22 or the event of any default enumerated in subsections (a) (iii) and (iv) of this Section.

(ii)        Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

(iii)        If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

(iv)        Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purposes of Landlord’s exercise of any available remedies.

(d)	Non-Waiver; Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement or any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(e)	Cost and Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party attorneys’ fees, costs of suit, investigation expenses and discovery cost, including costs of appeal.

24. Representation of Tenant. Tenant represents to Landlord and agrees that:

(a)	The word “Tenant” as used herein include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligation and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this least as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignees is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

(b)	If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this Lease at the time of such execution.

25. Liability of Landlord. The word “Landlord” as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability therefore upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant’s claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of the Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this Lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26. Interpretation Definitions.

(a)	Captions. The captions in this Lease are for convenience only and are not part of this Lease and do not in any way define, limit describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

(b)	Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understanding between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties have participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not he more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)	Covenants. Each covenant, agreement, obligation term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)	Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under the law but not in excess of 15% per annum.

(e)	Severability; Governing Law. If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not effect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of fee parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(£)	“Mortgage” and “Mortgagee.” The word “mortgage” as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” as used herein includes the holder of any mortgage, including any ground lessor if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

(g)	“Person.” The word “person” is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

27. Notices. Any notice or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this Lease, except that after the Commencement Date Tenant’s address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day if delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit wife its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of the Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

[Remainder of page intentionally left blank, signatures to follow)

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease, and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this Lease.

Date signed:		Landlord:

9/8/15		CHARLOTTE D. HARRELL, LLC

Attest:
/s/ SARA MURPHY		By:	/s/ JOHN D. HARRELL
Name:	SARA MURPHY	Name:	JOHN D. HARRELL
Title:	ADMINISTRATION	Title:	MEMBER

Date signed:		Tenant:

9/8/15		MARKETING ANALYSTS, LLC d/b/a MAi RESEARCH, LLC

Attest:
/s/ Marjorie Wright		By:	/s/ Richard
Name:	Marjorie Wright	Name:	Richard
Title:	Accounting Manager	Title:	President

**EXHIBIT "A"**
**PREMISES FLOOR PLAN**
**+/- 1,965 SF**

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**EXHIBIT "A-1"**
**PREMISES FLOOR PLAN - <u>IMPROVED</u>**
**+/- 1,965 SF**

***(RED denotes new offices)***

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**EXHIBIT "A-2"**
**LANDLORD WORK / TENANT IMPROVEMENT SPECIFICATIONS**

**CONSTRUCTION BUDGET** Dated August 21, 2015

Shep Benjamin
Caldwell Commercial
2456 Remount Rd. STE 206
Charleston, SC

Premises below described: Carolina Services, Inc. (hereinafter known as Contractor), hereby proposes to perform the following work and to furnish all necessary material, labor, and workmanship to install, construct, and place the improvements according to the following specification, terms and conditions exactly as herein below described

JOB: Harrell Square Suite 3007 Construction Budget

Contractor submits the specification and estimates for the following:

| | |
|---|---|
| **Demolition:** Provide labor to remove existing carpet and cove base, existing VCT to remain. | $ 945.00 |
| **Walls:** Provide labor and material to construct new walls to underside of ceiling grid with metal studs and drywall. Provide labor and material to point up walls ready to paint. | $ 3,850.00 |
| **Doors:** Provide labor and material to install (2) solid core door units with (2) hollow metal frames and (2) passage locksets. | $ 1,605.00 |
| **Windows:** Provide labor and material to install (2) 3'x3' glass windows. | $ 805.00 |
| **Paint:** Provide labor and material to paint walls, (12) door frames and re-stain new doors to match existing doors as close as possible. | $ 6,125.00 |
| **Flooring:** Provide labor and material to install broad loom carpet with 4" vinyl cove base. | $ 5,985.00 |
| **Electrical:** Provide labor and material to install (2) single pole switches for (2) new offices, up to (7) general use receptacles. Provide labor and material to rework existing circuitry for new office light. | $ 1,652.00 |
| **General Conditions:** Debris removal from job site, construction clean up and final clean. | $ 2,751.00 |
| | Total: $ 23,718.00 |

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EXHIBIT “B”

LEASE COMMENCEMENT CERTIFICATE

The undersigned, as duly authorized officers and/or representatives of Charlotte D. Harrell, LLC (“Landlord”) and Marketing Analysts, LLC d/b/a MAi Research, LLC (“Tenant”), hereby agree as follows with respect to the Lease Agreement (the “Lease”) between them for premises located at_______________________________

(the “Premises”):

1.	Date of Lease:	____________________, 20______

2.	Commencement Date:	____________________, 20______

3.	Expiration Date:	___________________ , 20______

4.	Rent and operating expenses due on or before the Commencement Date for the period from the Commencement

Date until the first day of the next calendar month. (Not applicable if the Commencement Date is the first day of the calendar month):

Apportioned Minimum Rent	$_________________

Apportioned Operating Expenses:	$_________________

TOTAL:	$_________________

Thereafter regular monthly payments due in the following amounts until adjusted in accordance with the Lease:

Monthly Rent Installment:	$________________

Monthly Operating Payment:	$________________

TOTAL MONTHLY PAYMENT	$________________

5. Tenant certifies that, as of the date hereof, (a) the Lease is in full force and effect and has not been amended, (b) Tenant has no offsets or defenses against any provision of the Lease and (c) Landlord has substantially completed any improvements to be performed by Landlord in accordance with the Lease, excepting the Punch List items set forth on the Schedule attached hereto and initialed by Landlord and Tenant, if any.

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IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Certificate as of______20____.

LANDLORD:

CHARLOTTE D. HARRELL, LLC

By:	/s/ JOHN D. HARRELL
Name:	JOHN D. HARRELL
Title:	MEMBER

TENANT:

Witness/Attest:	MARKETING ANALYSTS, LLC d/b/a MAi RESEARCH, LLC

By:
Name:
Title:

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EXHIBIT “C”
BUILDING RULES

1. As stated in the Lease, Tenant shall not use the Premises as a “place of public accommodation” as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a “place of public accommodation”:

(a)	Places of lodging (examples: hotel, motel)

(b)	Establishments serving food or drink (examples: bar, restaurant)

(c)	Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)

(d)	Places of public gathering (examples: auditorium, convention center, lecture hall)

(e)	Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)

(f)	Service establishments (examples: bank, laundromat, barbershop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, health care provider or insurance office)

(g)	Stations used for specific public transportation (examples: bus terminal, depot)

(h)	Places of public display or collection (examples: museums, library, gallery)

(i)	Places of recreation (examples: park, zoo, amusement park)

(j)	Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)

(k)	Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)

(l)	Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises, Landlord shall in all cases retain the right to control or prevent access by all persons whoso presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

3. The toilet rooms, toilets, sinks, urinals, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord’s permission.

5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord, Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

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6. Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand and spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. Without Landlord’s prior written consent, no walls or partitions shall be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord; nor shall any mechanics be allowed to work in or about the Building other than those employed by Landlord.

7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

8. Tenant shall not use nor keep in the Building any matter having an offensive odor, not explosive nor highly flammable material, nor shall any animals other than seeing-eye dogs in the company of their masters be brought into or kept in or about the Premises.

9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires or apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirement or rules, Landlord shall have the right immediately to cut wiring or to do what It considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the offices to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. Tenant shall obtain Landlord’s written consent prior to the installation of any vending machines in the Premises.

11. The use of rooms as sleeping quarters is strictly prohibited at all times.

12. Tenant shall have the right, at Tenant’s sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from, time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not reasonably interfere with traffic flow within the Property or with loading and unloading areas for other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenants shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or hom, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequences.

13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

14. Canvassing, soliciting and distribution of handbills or other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same.

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15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance). Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibilities for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors and closed and securely locked.

16. Landlord shall provide Tenant with the move-in and move-out policies for the Building with which Tenant shall comply. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways. Except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. At the end of the Term, Tenant’s obligations regarding surrender of the Premises shall include Tenant’s obligation to shampoo all carpet, strip and re-wax all vinyl composite tile and replace any damaged ceiling tiles, the cost of which obligations shall be deducted from the Security Deposit if not completed by Tenant prior to the Expiration Date.

17. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

18. Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

19. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

20. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

21. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant’s occupancy of the Premises.

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EXHIBIT “D”

CLEANING SCHEDULE

The cleaning schedule outlined below is subject to change, from time to time, to better accommodate the needs of the building and its occupants.

The following will be performed 5x/week (M - F after 6:00 p.m,):

Empty all trash receptacles and shredders in the office

Common areas swept, mopped, vacuumed (except for stairwells, which will be cleaned 1x/wk; Common area glass and railings cleaned;

Elevators wiped down; floor cleaned;

Stairwells kept free of debris/litter;

Ashtrays emptied and trash removed from all common areas and suites.

The following will be performed 1x/week:

Dust and vacuum interiors of office suites;

Mop stairwells & landings

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EXHIBIT “E”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto (the “Lease Documents”) Including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease, Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Mortgagees” that as of the date hereof:

1. The information set forth in attached Schedule 1 is true and correct.

2. Tenant is in occupancy of the Premises and the Lease is in full force and effect and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6. To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Document to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or stale bankruptcy or insolvency law.

9. The undersigned has the authority to execute and deliver tins Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

IN WITNESS WHEREOF, Tenant has executed this Certificate this_________ day of_____________, 20______.

Name of Tenant

By:
Title:

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SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE
Lease Documents, Lease Terms and Current Status

A.	Dale of Lease:

B.	Parties:

C.	Landlord:

D.	Tenant d/b/a:

E.	Premises known as:

F.	Modifications, Assignments, Supplements or Amendments to Lease:

G.	Commencement Date:

1).	Expiration of Current Term:

H.	Options:

1.	Security Deposit Paid to Landlord: $

2.	Current Fixed Minimum Rent (Annualized): $

3.	Current Additional Rent (and, if applicable, Percentage Rent) (Annualized): $

4.	Current Total Rent: $

I.	Square Feet Demised:

J.	Tenant’s Bankruptcy or other Insolvency Actions:

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